Hanesbrands FAQs

Updated February 10, 2021 – New or updated information is in red

General and Current Period FAQs (Guidance comments as of February 9, 2021)

(1) Q: What is factored into your first quarter 2021 guidance?

A: Our first quarter 2021 outlook reflects the continued uncertainty due to the COVID-19 pandemic. We expect total net sales of $1.485 billion to $1.515 billion. This includes an approximate $50 million tailwind from the effects of foreign exchange rates as compared to last year. The foreign exchange impact is reflected within the International segment. At the midpoint, our guidance implies constant-currency net sales growth of approximately 10% over prior year and approximately 14% on a reported basis.

With respect to our segments, our net sales guidance assumes: (1) double-digit year-over-year growth in U.S. Innerwear; (2) mid-to-high single-digit year-over-year growth in U.S. Activewear; and (3) mid-to-high single-digit year-over-year growth in International (reported basis).

Our guidance for GAAP Operating Profit is $140 million to $150 million. Our guidance for Adjusted Operating Profit, which excludes approximately $10 million of pretax Full Potential plan-related charges, is $150 million to $160 million. Our operating profit guidance includes an approximate $5 million tailwind from the effects of foreign exchange rates as compared to last year. At the midpoint, our guidance implies an Adjusted Operating Margin of 10.3%. The expected year-over-year margin expansion is due to higher sales, positive manufacturing variances and the anniversary of last year’s COVID-driven volume de-leverage.

Our guidance assumes Interest and Other expenses of approximately $48 million as well as GAAP and adjusted tax rates of approximately 6% and 16%, respectively. Our guidance for GAAP EPS is $0.24 to $0.27. Our guidance for Adjusted EPS, which excludes pretax Full Potential plan-related expenses (see above) as well as a one-time discrete tax benefit of approximately $10 million, is also $0.24 to $0.27. Both ranges are based on diluted shares outstanding of approximately 353 million for the quarter.

No sales or profit related to the selling of our PPE inventory are included in our first quarter 2021 guidance ranges (sales, operating profit and EPS ranges noted above). We will not include any sales or profit related to the potential selling of the PPE inventory in any future guidance. In the event we sell any of the PPE inventory in future periods, we will clearly disclose the amount of PPE sales/profits included in our reported results for those future periods. Donations of PPE inventory will have no impact to sales or profits in future periods as this inventory has been fully written down.

***For prior FAQs please see our prior Securities and Exchange Commission reports, including our Current Reports on Form 8-K.***
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Charges for Actions and Reconciliation to GAAP Measures
To supplement our financial guidance prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted income tax expense, adjusted income before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA and net debt.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income before income tax is defined as income before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions.

Charges for actions taken in 2019 primarily represent supply chain network changes, program exist costs and overhead reduction as well as completion of outstanding acquisition integration. Charges taken in 2020 include supply chain restructuring actions, program exit costs, COVID-19 related charges, Full Potential plan charges and the write-off of a discrete tax asset related to our Bras N Things acquisition. COVID-19 related charges include intangible asset and goodwill impairment charges, bad debt expense and supply chain re-startup costs. Full Potential plan charges include inventory write-down charges related to our SKU reduction initiative and discontinuation of our PPE business. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

We have chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions. We believe these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

We have also chosen to present EBITDA, adjusted EBITDA and the ratio of net debt to adjusted EBITDA to investors because we consider these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. Net debt is defined as total debt less cash and cash equivalents. We believe that these metrics are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses the ratio of net debt to adjusted EBITDA for planning purposes in connection with setting our capital allocation strategy. These metrics should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

We are a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to our reported operating results, we also present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. We believe this information is useful to management and investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Organic sales are net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date.

We believe constant currency and organic sales information is useful to management and investors to facilitate comparison of operating results and better identify trends in the company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies. See our press release dated February 9, 2021 to reconcile quarterly and full-year non-GAAP performance measures to the most directly comparable GAAP measure. A copy of the press release is available at www.Hanes.com/investors.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs include certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 outbreak on our business and financial performance, guidance and predictions regarding expected operating results are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the potential effects of the COVID-19 outbreak, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; our ability to properly manage strategic projects, such as our Full Potential plan, in order to achieve the desired results; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.